Exhibit 10.6
Model for 2016 Plan
Int’l SAR – Cash Settled

AVON PRODUCTS, INC.
2016 OMNIBUS INCENTIVE PLAN

STOCK APPRECIATION RIGHTS CERTIFICATE
______________________________

1.    Grant of SAR Grant. Pursuant to the provisions of its 2016 Omnibus Incentive Plan (as amended from time to time, the “Plan”), Avon Products, Inc. (the “Company”) has granted (the “SAR Grant”) to you (the “Grantee”) Stock Appreciation Rights (the “SARs”) relating to shares (the “SAR Shares”) of the Stock at a fixed price (the “SAR Grant Price”) per share as set forth in the Grantee’s grant notification. This SAR Grant does not give the Grantee any current or future interest in actual shares of the Stock. Rather, this SAR Grant provides a right to the Grantee, subject to all the terms and conditions of this Stock Appreciation Rights Certificate and the Plan, to receive a cash payment or payments only. All capitalized terms used in this Stock Appreciation Rights Agreement (this “Agreement”) shall have the meaning set forth in the Plan, unless the context requires a different meaning.

2.    Exercise of the SAR Grant

(a)    This SAR Grant shall be exercisable in the installments outlined in the Grantee’s grant notification. The entire SAR Grant is fully exercisable after the final vesting date. To the extent that any of the installments is not exercised when it becomes exercisable, it shall not expire, but shall continue to be exercisable at any time thereafter until this SAR Grant shall terminate, expire or be surrendered. An exercise shall be with respect to whole shares only.

(b)    All or a portion of an SAR Grant installment may be exercised, on or after its vesting date, by giving the Company’s Global Compensation Department written notice of exercise, specifying the number of SARs to be exercised. The Grantee will, upon exercise of such SARs, be entitled to receive a cash payment equal to the excess of the Fair Market Value of a share of the Stock on the exercise date over the SAR Grant Price multiplied by the number of SARs being exercised less any tax withholdings. The net cash proceeds are paid to the Grantee. Each payment will be made in local currency, usually that of the country where the Grantee is principally employed as of the date of SAR Grant exercise, or in US Dollars. The Company shall determine the currency and any applicable currency conversion rates to be applied.

The Grantee will personally be responsible for any local compliance requirements in relation to the transfer of US dollars and the making of a foreign investment. These requirements may change from time to time and the Company may at any time establish special terms and conditions to the exercise of the SAR Grant and at any time may terminate or limit the availability of exercise, subject to applicable law.

Model for 2016 Plan
Int’l SAR – Cash Settled

The Company is not responsible for foreign exchange fluctuations between the Grantee’s local currency and the US dollar nor is the Company liable for any decrease of value of the Stock.

3.    Expiration of SAR Grant

The SAR Grant shall expire or terminate and may not be exercised to any extent by the Grantee as of the first to occur of the following events:

(a)    The tenth anniversary of the date of grant (the “Grant Date”), or such earlier time as the Company may determine is necessary or appropriate in light of applicable laws; or

(b)    The first anniversary of the date of the Grantee’s Separation from Service by reason of death or Disability; or

(c)    The third anniversary of the date of the Grantee’s Separation from Service by reason of Retirement;

(d)    The date of the Grantee’s Separation from Service for Cause; or
(e)    The date that is ninety days after Separation from Service of the Grantee for a reason other than for Cause, death, Disability or Retirement, but only to the extent the SAR Grant is exercisable as of the date of such Separation from Service (with any unexercisable portion of the SAR Grant terminating on the date of any such Separation from Service); or

(f)    Except where void by law and unless otherwise determined by the Committee, the Grantee’s violation of any non-disclosure, non-compete or non-solicitation covenant applicable to the Grantee as set forth in Section 4 of this Agreement or in his or her severance agreement, employment contract or any Company policy, regardless of whether or not the Grantee has incurred a Separation from Service due to Disability, Retirement or otherwise.

(g)    In the event of Separation from Service because of death or Disability, the entire SAR Grant shall immediately become exercisable as to all shares, notwithstanding Section 2(a) of this Agreement. In the event of Separation from Service after the first anniversary of the Grant Date because of Retirement, the SAR Grant shall continue to vest according to the schedule as set forth in the grant notification referred to in Section 2(a) of this Agreement.

(h)    A paid or unpaid leave of absence of the Grantee that has been approved by the Company shall not constitute a Separation from Service of the Grantee. During such paid or unpaid leave of absence, the SAR Grant shall continue to vest according to the schedule set forth in the grant notification referred to in Section 2(a) of this Agreement.

Model for 2016 Plan
Int’l SAR – Cash Settled

(i)    For purposes of this Agreement, the Grantee’s employment by a Subsidiary shall be considered a Separation from Service on the date on which such Subsidiary ceases to be a Subsidiary.

(j)    Notwithstanding any other provision of this Agreement, in the event of a Change in Control, the vesting and payment of the SAR Grant shall be governed by the provisions of the Plan regarding a Change in Control, which are incorporated herein by reference.

4.     Non-Competition/Non-Solicitation/Non-Disclosure

The Grantee agrees that, at any time prior to any exercise of the SAR Grant, and for a period of one year after the later of completion of all such exercises of the SAR Grant or the Grantee’s Separation from Service with the Company (or, if applicable, a Subsidiary) for any reason whatsoever (including Retirement or Disability), he or she shall not, without the prior written consent of the Committee, engage in either of the following activities:

(a)    The Grantee shall not directly or indirectly engage or otherwise participate in any business which is competitive with any significant business of the Company or any Subsidiary, including without limitation, the Grantee’s acceptance of employment with, entrance into a consulting or advisory arrangement with, rendering services to or otherwise facilitating the business of Amway Corp./Alticor Inc., Amore Pacific, Arabela, Arbonne, Beiersdorf (Nivea), COTY, De Millus S.A., Ebel Int'l/Belcorp Corp., Elizabeth Arden, Faberlic, Herbalife Ltd., Inter Parfums, Jequiti, Lady Racine/LR Health & Beauty Systems GmbH, LG Health & Household, L’Occitane, L’Oréal Group/Cosmair Inc., Mary Kay Inc., Mistine/Better Way (Thailand) Co. Ltd., Natura Cosmetics S.A., Neways Int'l, NuSkin Enterprises Inc., OBoticário, Oriflame Cosmetics S.A., Origami Owl, Reckitt Benckiser PLC, Revlon Inc., Rodan & Fields, Shaklee Corp., Shiseido, Stella & Dot, Silpada, The Body Shop Int'l PLC, The Estée Lauder Companies Inc., The Procter & Gamble Company, Tupperware Corp., Unilever Group (N.V. and PLC), Vorwerk & Co. KG/Jafra Worldwide Holdings (Lux) S.à.R.L. Inc., Yanbal Int'l (Yanbal, Unique), Younique or any of their affiliates; and

(b)    The Grantee shall not solicit or aid in the solicitation of any employees of the Company or any Subsidiary to leave their employment.

In addition, the Grantee shall not, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any secret or confidential information, knowledge or data, including without limitation any trade secrets, relating to the Company or a Subsidiary, and their respective businesses, obtained by the Grantee during his or her employment by the Company or a Subsidiary and which is not otherwise publicly known (other than by reason of an unauthorized act by the Grantee), to anyone other than the Company and those designated by it.

Model for 2016 Plan
Int’l SAR – Cash Settled

In the event the Company determines that the Grantee has breached any term of this Section 4 or any non-disclosure, non-compete or non-solicitation covenant set forth in his or her severance agreement, employment contract or any Company policy, in addition to any other remedies the Company may have available to it, unless otherwise determined by the Committee: (y) all unexercised portions of the SAR Grant granted hereunder shall terminate to the extent the SAR Grant has not been exercised; and (z) if the SAR Grant has been exercised, the Grantee shall pay to the Company the net cash proceeds received in Section 2(c) of this Agreement.

Notwithstanding anything in this Section 4 to the contrary, this Agreement is not intended to and shall be interpreted in a manner that does not limit or restrict the Grantee from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the U.S. Securities Exchange Act of 1934).

5.    Recoupment. Except where void by law and unless otherwise determined, the SAR Grant and the cash paid to the Grantee in connection with the exercise of the SAR Grant hereunder is subject to forfeiture and/or recoupment in the event that a Grantee has engaged in misconduct, including: (y) a serious violation of the Company’s Code of Conduct; or (z) a violation of law within the scope of employment with the Company. All SAR Grants hereunder are also subject to the Company’s Compensation Recoupment Policy.

6.    Data Privacy Acknowledgement and Consent

By signing this Agreement, the Grantee acknowledges and agrees that in order to implement, manage and administer the Grantee’s participation in the Plan and/or in connection with tax or other governmental and regulatory compliance activities directly or indirectly related to the SAR Grant, the Company and/or an entity belonging to the Company’s group of companies (including the Grantee’s employer) may need to process the Grantee’s personal data (electronically or otherwise) including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all SAR Grants or any other entitlement to SARs awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (the “Personal Data”). The transfer of Personal Data to and collection by third party service providers outside the Company’s group of companies, such as the Company’s authorized agent, may also be necessary in order to manage and administer the Plan.

The Grantee expressly and unambiguously consents to the collection and processing of Personal Data by the Company, entities belonging to the Company’s group of companies, and third party service providers. The Grantee understands that the Company may transfer the Grantee’s Personal Data to the United States, or other countries which may have a different or lower level of data protection law than the Grantee’s home country and which are not considered by the European Commission to have data protection laws equivalent to the laws in the Grantee’s country.

Model for 2016 Plan
Int’l SAR – Cash Settled

The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any amounts acquired upon exercise of the SAR Grant. The Grantee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local stock program coordinator.

If the Grantee does not consent, or if the Grantee later seeks to revoke the Grantee’s consent, the Grantee’s employment status or career with the Company or Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant SARs under the Plan or other equity awards, or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan, but will have no other negative consequences for the Grantee. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Grantee’s local stock program coordinator.

The Company will take reasonable measures to keep the Personal Data private, confidential and accurate. The Grantee may obtain details with respect to the collection, use, processing and transfer of his or her Personal Data in relation to Plan participation and may also request a list with names and addresses of any potential recipients of the Personal Data and/or access to and updates of such Personal Data, if needed, by contacting his or her local stock program coordinator.

7.    Application of Laws. The granting of the SAR Grant and the payment of cash hereunder shall be subject to all applicable laws, rules and regulations.

8.    Taxes.

By accepting this grant, the Grantee hereby irrevocably elects to satisfy any taxes and social insurance contribution withholding required to be withheld by the Company or its subsidiaries on the date of grant, vesting or exercise of the SAR Grant, subsequent cash payment, or on any earlier date on which such taxes or social insurance contribution withholding may be due (“Tax Liability”) by authorizing the Company and any of its Subsidiaries to withhold a sufficient amount of cash from the Grantee’s wages or other compensation to fully satisfy the Tax Liability. Furthermore, the Grantee agrees to pay the Company or its Subsidiaries any amount of the Tax Liability that cannot be satisfied through one of the foregoing methods.

Model for 2016 Plan
Int’l SAR – Cash Settled

Apart from any withholding obligations that may apply to the Company and/or its Subsidiaries, the Grantee acknowledges and agrees that the ultimate responsibility for the Tax Liability is and remains with the Grantee. The Grantee further acknowledges that: (a) the Company and its Subsidiaries make no representations or undertakings regarding the Tax Liability; (b) the Company and its Subsidiaries do not commit to structure the terms of the grant or any other aspect of the SAR Grant to reduce or eliminate the Tax Liability; and (c) the Grantee should consult a tax adviser regarding the Tax Liability.

The Grantee acknowledges that he or she may not participate in the Plan and the Company and its Subsidiaries shall have no obligation to make the cash payment hereunder until the Tax Liability has been fully satisfied by the Grantee.

9.    Notice. Any notice required to be given hereunder to the Grantee shall be addressed to the Grantee at his or her current address shown on the Company’s records. Notice shall be sent by mail, express delivery or, if practical, by electronic delivery or hand delivery.

10.    Service Acknowledgements

The Grantee acknowledges and agrees as follows:

(a)The execution and delivery of this Agreement and the granting of the SAR Grant hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its Subsidiaries to employ the Grantee for any specific period. Moreover the Grantee does not become part of the contract of employment or any other employment relationship with the Grantee’s employer.
(b)The award of the SAR Grant hereunder is voluntary and occasional and does not entitle the Grantee to any benefit other than that specifically granted under this Agreement and under the Plan, nor to any future grants or other benefits under the Plan or any similar plan, even if SAR Grants have ever been granted in the past or have repeatedly been granted in the past. The SAR Grant does not become part of the contract of employment or any other employment relationship with the Grantee's employer and the SAR Grant is not a guarantee of continued employment. Any benefits granted under this Agreement and under the Plan are extraordinary and not part of the Grantee's ordinary or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension, welfare or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any of its Subsidiaries. The Grantee understands and accepts that the benefits granted under the Plan are entirely at the grace and discretion of the Company and that the Company retains the right to

Model for 2016 Plan
Int’l SAR – Cash Settled

amend or terminate the Plan, and/or the Grantee's participation therein, at any time, at the Company's sole discretion and without notice, subject to applicable law.
(c)Nothing in this Agreement shall confer upon the Grantee any right to continue in the service of a Subsidiary or interfere in any way with any right of Subsidiary to terminate the Grantee at any time, subject to applicable law.
(d)The Grantee is voluntarily participating in the Plan.
(e)The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
(f)All decisions with respect to future SARs or other grants, if any, will be at the sole discretion of the Company.
(g)The future value of the underlying SAR Shares is unknown and cannot be predicted with certainty. The value of the SAR Shares may increase or decrease.
(h)Neither the Company nor any Subsidiary is providing any tax, legal or financial advice or making any recommendations regarding the Grantee’s participation in the Plan.
(i)In consideration of the grant of the SAR Grant, no claim or entitlement to compensation or damages arises from termination of the SAR Grant or diminution in value of the SAR Grant or payments made upon settlement of the SAR Grant resulting from termination of the Grantee’s service (for any reason whether or not in breach of local law) and the Grantee irrevocably releases the Company and its Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by accepting the SAR Grant, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such a claim.
(j)    Any notice period mandated under applicable law shall not be treated as service for the purpose of determining the vesting of the SARs and the Grantee’s right to vesting of SARs after termination of service, if any, will be measured by the date of termination of the Grantee’s active service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Grantee’s service has terminated and the effective date of such termination.
(k)    The grant of the SAR Grant will not be interpreted to form an employment contract or employment relationship with the Company or any of its Subsidiaries that does not otherwise exist.
11.    Other Provisions. The provisions set forth in the Plan relating to SARs are specifically incorporated by reference in this Agreement.

Model for 2016 Plan
Int’l SAR – Cash Settled

12.    Provisions Inconsistent with Laws and Translation. In the event any provision of this Agreement conflicts with applicable mandatory law, the provisions of such law shall govern. To the extent that the Grantee has been provided with a translation of this Agreement, the English language version of this Agreement shall prevail in case of any discrepancies or ambiguities due to translation.

13.    Acknowledgment. The Company and the Grantee agree that the SAR Grant is granted under and governed by the Grantee’s grant notification, this Agreement and by the provisions of the Plan (incorporated herein by reference). The Grantee: (x) acknowledges receipt of a copy of each of the foregoing documents; (y) represents that the Grantee has carefully read and is familiar with their provisions; and (z) hereby accepts the SAR Grant subject to all of the terms and conditions set forth herein and those set forth in the Plan and the SAR Grant’s grant notification. The Grantee also acknowledges receipt of the Plan prospectus.

14.    Compliance with Laws and Regulations. The issuance of any amounts under this Agreement will be subject to and conditioned upon compliance by the Company and the Grantee with all applicable laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s shares of Stock may be listed or quoted at the time of such issuance or transfer.

15.    Foreign Exchange. Where applicable, the Grantee acknowledges and agrees that it is the Grantee’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the delivery of amounts under this Agreement and that the Grantee shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Grantee is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Grantee’s specific situation. The Grantee acknowledges and agrees that neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. Dollar that may affect the value of the SAR Grant or of any amounts due to the Grantee pursuant to the exercise or settlement of the SAR Grant.

16.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the SAR Grant or future SAR grants that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. The Grantee consents to the electronic delivery of the Plan documents and this Agreement. The Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing. The Grantee further

Model for 2016 Plan
Int’l SAR – Cash Settled

acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Grantee understands that the Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Grantee may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Grantee understands that he or she is not required to consent to electronic delivery of documents.

17.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations or assessments regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying Shares. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

18.    Appendix. Notwithstanding any provisions in this Agreement, the SAR Grant shall be subject to any special terms and conditions set forth in Appendix A to this Agreement for the Grantee’s country, which shall constitute part of this Agreement. Moreover, if the Grantee relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

[Signatures on next page]

Model for 2016 Plan
Int’l SAR – Cash Settled

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Grant Date.

By the Grantee’s acceptance of the SAR Grant, the Grantee and the Company agree that the SAR Grant is granted under and governed by the terms and conditions of the SAR Grant, the prospectus, the Grantee’s grant notification and this Agreement. The Grantee has reviewed the Plan, the prospectus, the Grantee’s grant notification and this Agreement in their entireties, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the prospectus, the Grantee’s grant notification and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the prospectus, the Grantee’s grant notification and this Agreement. The Grantee further agrees to notify the Company upon any change in Grantee’s residence address.

AVON PRODUCTS, INC.	GRANTEE
_________________________ Chief Executive Officer	_________________________ Name:

Model for 2016 Plan
Int’l SAR – Cash Settled

APPENDIX A
ADDITIONAL TERMS AND CONDITIONS OF
INTERNATIONAL STOCK APPRECIATION RIGHT
UNDER THE
AVON PRODUCTS, INC. 2016 OMNIBUS INCENTIVE PLAN
NON-U.S. EMPLOYEES

This Appendix includes additional terms and conditions that govern the SARs granted to the Grantee under the Plan if the Grantee resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.
The Grantee understands and agrees that the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the SARs vests or is exercised.

The Grantee further understands and agrees that if the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working, transfers employment after grant of the SARs, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Grantee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

Brazil
Compliance Notice
By accepting the SARs, the Grantee agrees to comply with all applicable Brazilian laws and satisfy all applicable tax and social insurances associated with the vesting of the SARs and the payment of cash pursuant to the exercise of the SARs. That Grantee agrees that, for all legal purposes: (i) the benefits provided under the Plan are the result of commercial transactions unrelated to the Grantee’s employment; (ii) the Plan is not a part of the terms and conditions of the Grantee’s employment; and (iii) the income from the SARs, if any, is not part of the Grantee’s remuneration from employment.
Report of Overseas Assets

If Grantee is resident or domiciled in Brazil, Grantee will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Assets and rights that must be reported include, but are not limited to, payments received under the Plan.

Model for 2016 Plan
Int’l SAR – Cash Settled

Exchange Control Information

Remittance of funds for the purchase of shares of Stock under the Plan must be made through an authorized commercial bank in Brazil.

Colombia

Foreign Exchange Notice / Overseas Investment Registration

Prior approval from a government authority generally is not required to purchase and hold foreign securities or to receive SARs. However, if the purchase of foreign securities is made through a foreign exchange intermediary (i.e., with funds located in Colombia that are then transferred abroad), a Form No. 4 will be required in order to register the investment with the Colombian Central Bank. The purchase of foreign securities may also be completed with funds Grantee already holds abroad. In this scenario, no investment registration is required unless the value of foreign investments, including the value of any equity awards, as of December 31st of any given year, equals or exceeds US $500,000. In such case, the investments must be registered with the Colombian Central Bank by June 30th of the following year by filing a Form No. 11.
In any case, Grantee understands and acknowledges that if Grantee’s total overseas investments, including but not limited to any payment acquired pursuant to the Plan, at any time exceeds US $500,000, Grantee is required to register such investments with the Colombian Central Bank by June 30 of the following year.

Germany
Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that the Grantee makes or receives a payment in excess of this amount, he or she is required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

Model for 2016 Plan
Int’l SAR – Cash Settled

Mexico

Employment and Labor Law Acknowledgments

As a condition of accepting the SARs, the Grantee acknowledges and agrees that: (i) the SARs are not related to the salary or any other contractual benefits provided to the Grantee by the Grantee’s employer; (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment; (iii) the grant of the SARs is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Grantee; and (iv) neither the grant of the SARs nor the payment upon exercise in any way establishes a labor relationship between the Grantee and the Company, which is headquartered in the United States, or any additional rights between the Grantee and the Grantee’s employer, based in Mexico.
By accepting the SARs, the Grantee acknowledges that the Grantee has received a copy of the Plan, has reviewed the Plan and the Agreement in their entireties, and fully understands and accepts all provisions of the Plan and the Agreement.
The Grantee acknowledges and confirms that the Grantee does not reserve any action or right to bring any claim against the Company or its Subsidiaries for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Company and its Subsidiaries with respect to any claim that may arise under the Plan.
Compliance with Mexican Securities Laws

The Plan and the SARs are exempt from affirmative registration requirements in Mexico since there are no rights to acquire shares of Stock under the SARs and the Plan and the SARs are limited to specified qualified employees in Mexico and communicated in a private and confidential manner.

Philippines
Securities Law Notice

The SARs have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the “SRC”). Any future offer or sale thereof is subject to registration requirements under the SRC unless such offer or sale qualifies as an exempt transaction.

The Grantee shall not be permitted to receive cash payments unless or until the Company or a Subsidiary has obtained all necessary approvals or registrations or has submitted all filings required under Philippines law. If the Company or a Philippine Subsidiary is unable to obtain such approval or registration or does not submit such filings, the Grantee acknowledges that the SARs may not vest and cash payments may

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Int’l SAR – Cash Settled

not be made and the Grantee will not receive any compensation or benefits in lieu of the SARs or cash payments.

Poland
Securities Disclaimer

The grant of the SARs is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Poland.

Romania
Exchange Control Information

If Grantee deposits the proceeds from the payments in a bank account in Romania, Grantee may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. Grantee is encouraged to consult his or her personal advisor to determine whether Grantee will be required to submit such documentation to the Romanian bank.

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Romania.

Russia
U.S. Transaction and Sale Restrictions
The Grantee understands that acceptance of the grant of the SARs results in a contract between the Grantee and the Company completed in the United States and that the Agreement is governed by its applicable laws. Upon vesting and exercise of the SARs, any payment to be made to Grantee shall be delivered to him or her through a bank or brokerage account in the United States. Grantee is not permitted to transfer the SARs to Russian legal entities or individuals nor is Grantee permitted to bring any financial instrument under the Plan into Russia.

Securities Law Notification

The Agreement, the Plan and all other materials that Grantee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Model for 2016 Plan
Int’l SAR – Cash Settled

Exchange Control Information

Under current exchange control regulations, within a reasonably short time after cash payment under the Plan or the receipt of dividends (if any), Grantee must repatriate the proceeds to Russia. Such proceeds must initially be credited to Grantee through a foreign currency account at an authorized bank in Russia. After the proceeds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. Grantee is encouraged to contact his or her personal advisor before remitting his or her proceeds to Russia as exchange control requirements may change at any time, often with little or no notice.

Serbia
Securities Disclaimer
The grant of the SARs is exempt or excluded from the requirement to publish a prospectus in Serbia. The SARs is granted free of charge only to bona fide service providers of the Company or its affiliates in consideration for services rendered
South Africa
Exchange Control Information

Employees may need to file notification of participation with exchange control authorities. An annual investment limit may apply to employees even if notification has been filed. Because the exchange control regulations are subject to change, Grantee should consult a personal advisor prior to vesting and settlement of the SARs to ensure compliance with current regulations. In addition, South African residents may be required to obtain approval from the South African Reserve Bank for payments that he or she receives into accounts held outside of South Africa (e.g., a U.S. brokerage account). Grantee is responsible for ensuring compliance with all exchange control laws in South Africa.

Spain
Tax Reporting Obligation for Assets Held Abroad

Individuals in Spain are required to report assets and right located outside of Spain (which would include Shares or any funds held in a U.S. brokerage account) on Form 720 by March 31st after each calendar year. Generally, a report is not required if the value of assets held outside of Spain is EUR 50,000 or less or if the assets held outside of Spain have not increased by more than EUR 20,000 compared to the previous year (assuming that a prior report has been filed reporting these assets). The Grantee is encouraged to consult his or her personal tax advisor for more information on how to complete the report and the specific information on what types of assets are required to be reported.

Model for 2016 Plan
Int’l SAR – Cash Settled

Foreign Exchange Notice

The Grantee understands that to participate in the Plan, the Grantee must comply with exchange control regulations in Spain. In this regard, the Grantee understands that if the Grantee remits funds out of Spain to exercise the SARs or receives cash proceeds from the SARs, the Grantee must comply with all applicable foreign exchange regulations and notification requirements and provide any required information to the local financial institution through which the Grantee transfers the funds.
Securities Disclaimer

The grant of the SARs is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Spain.

United Kingdom
Securities Disclosure
Neither this Agreement or Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the SARs are exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary.
Tax and National Insurance Contributions

In the event that the Company determines that it is required to account to HM Revenue & Customs for the Tax Liability and any Secondary NIC Liability or to withhold any other tax as a result of the SARs, the Grantee, as a condition to the vesting of the SARs, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding liabilities. The Grantee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the exercise of the SARs.
To the extent permitted by law, the Grantee hereby agrees to indemnify and keep indemnified the Company and its Subsidiaries for any Tax Liability.